Exhibit 99.1

PRESS RELEASE

For Immediate Release

Date:	September 22, 2011
Contact:	Ron Martin/Chris Courtney/Rick McCarty
Phone:	(209) 848-2265
www.ovcb.com

OAK VALLEY BANCORP ANNOUNCES REPURCHASE OF CPP
WARRANT FROM U.S. TREASURY

OAKDALE, CA – Following its August 2011 redemption of $13,500,000 of Series A Preferred Stock originally issued to the U.S. Treasury in December 2008, Oak Valley Bancorp (NASDAQ: OVLY), the bank holding company for Oak Valley Community Bank and Eastern Sierra Community Bank, announced that it has reached an agreement with the U.S. Treasury for the repurchase of the warrant that Oak Valley Bancorp had issued to the U.S. Treasury in December 2008 in connection with its participation in the Capital Purchase Program. The purchase price of the warrant is $560,000 and the transaction is expected to settle next week.

The Company currently operates through 14 branches in Oakdale, Sonora, Turlock, Stockton, Patterson, Ripon, Escalon, Manteca, three branches in Modesto, and three branches in their Eastern Sierra Division, which includes Bridgeport, Mammoth Lakes, and Bishop.

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